Exhibit 99

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Press Release
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                                                           For Immediate Release

              COMPOSITECH LTD. PURSUES LICENSING RELATIONSHIPS WITH
                         MAJOR LAMINATE MANUFACTURERS;
                     ANNOUNCES SETTLEMENT OF TAIWAN LICENSE

             International Licensing Network Will Direct Discussions

     HAUPPAUGE, N.Y, February 29, 2000 -- Compositech Ltd. (NASDAQ: CTEK), a developer of high tech laminates for the printed circuit board industry, announced today that it plans to license its patented technology to major laminate manufacturers.

     Compositech's customers-- such as Teradyne, Inc. (NYSE: TER) and Tyco International Ltd. (NYSE: TYC)-- have expressed an increasing need for its high performance CL200+ laminates to help them economically build the increased circuit density required by OEMs in Internet servers, telecommunications equipment, personal computers, workstations and data communications.

     "We have demonstrated that our uniquely constructed laminate can be processed with the same multi-opening presses used by conventional laminators. Based on this development, we believe we can grow efficiently by licensing our technology and transferring our expertise in filament winding, resin impregnation and other processes," said Compositech Chairman and CEO Jonas Medney, co-inventor of the technology. "The major laminators possess the structure, marketing resources and critical mass needed to maximize the growth of laminate sales using the Compositech technology."

     Compositech has engaged the International Licensing Network ("ILN"), a world-renowned firm specializing in technology, licensing and acquisitions to direct licensing discussions. "We accepted the Compositech licensing assignment because their technology base is outstanding -- it truly is a breakthrough in electronic laminate technology," said ILN founder and Chairman Robert Goldscheider. "Starting with an already established base, an outside company would need to make only a modest commitment to successfully market the Company's products and should be able to rapidly increase their existing market share."

     "Licensing is the fastest route to maximizing the value of our technology for our shareholders," added Medney. "We will concentrate our initial efforts on helping ILN negotiate the licenses, and then we will work on advancing the technology. CL200+ is only the first product developed from Compositech's versatile technology. The composites industry that spawned this invention has a long history of replacing woven fabric reinforcements with less expensive reinforcement construction such as filament winding. Their objective, just like ours, was to produce a better product at a lower cost."

                                     -more-


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COMPOSITECH LTD. PURSUES LICENSING RELATIONSHIPS WITH MAJOR
LAMINATE MANUFACTURERS; ANNOUNCES SETTLEMENT OF TAIWAN
LICENSE
Page 2

     Compositech also announced a settlement agreement with its joint venture/licensee in Taiwan, which terminates their license. Under the terms of the settlement, the Company will retain the $1 million license down payment it received in 1998 in exchange for the issuance of 587,372 shares of its common stock to the licensee. Additionally, the Company will return its investment in the joint venture and retain the $500,000 advance it received on a stock purchase to make the investment. Consequently, the effect of the settlement on the Company's balance sheet is not significant. "The joint venture was started by a venture capital group who informed us they couldn't complete the necessary financing because their investors were adversely affected by last year's earthquake," said Medney. "This opens up the territory for licensing to an industry company as part of our licensing program with ILN."

     Compositech Ltd. has developed innovative and superior copper-clad and fiberglass epoxy laminates used to make printed circuit boards, which are essential components of personal computers, workstations, data communications, Internet servers and telecommunications equipment.

     Compositech(TM) and CL200+(TM) are trademarks of Compositech Ltd.

     The statements made in this press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934 that involve a number of risks and uncertainties. Actual events or results may differ from the Company's expectations. In addition to the matters described in this press release, risk factors listed from time to time in the Company's SEC reports and filings, including, but not limited to, its reports on Form 10-QSB for the quarter ended September 30, 1999, its registration statement on Form S-3 declared effective by the Securities and Exchange Commission on June 15, 1999 and its report on Form 10-KSB for the year ended December 31, 1998, may affect the results achieved by the Company.

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CONTACT:
Compositech Ltd.                                     Investor Realtions Services
----------------                                     ---------------------------
Jonas Medney, Chairman and CEO                       Dan Kinnison
Samuel S. Gross, CFO                                 490 N. Causeway
120 Ricefield Lane                                   New Smyrna Beach, FL  32169
Hauppauge, NY  11788-2008                            904-409-0200
631-436-5200                                         invrel@ix.netcom.com
samgross@specdata.com                                --------------------
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